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                           [LETTERHEAD APPEARS BELOW]

                                                                     EXHIBIT 5.1

                            MAYER, BROWN, ROWE & MAW

                            190 South La Salle Street

                          Chicago, Illinois 60603-3441


                                                                  MAIN TELEPHONE
                                                                  (312) 782-0600
                                                                     MAIN FAX
                                                                  (312) 701-7711


                                  June 27, 2003


Capital One Auto Receivables, LLC
1680 Capital One Drive
McLean, Virginia 22102

Re: Capital One Auto Receivables, LLC
    ---------------------------------
    Registration Statement on Form S-3
    ----------------------------------


Ladies and Gentlemen:

     We have acted as special counsel for Capital One Auto Receivables, LLC, a Delaware limited liability company (the "Company"), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Notes (the "Notes") and Asset Backed Certificates (the "Certificates", and together with the Notes, the "Securities"). As described in the Registration Statement, the Notes and the Certificates will be issued from time to time in series, with each series being issued by a trust (each, a "Trust") to be formed by the Company pursuant to a Trust Agreement (each, a "Trust Agreement") between the Company and a trustee or a limited liability company (each, an "LLC) to be formed pursuant to a Limited Liability Company Agreement (each an "LLC Agreement") by the Company. For each series, the Notes will be issued pursuant to an Indenture (the "Indenture") between the related Trust or LLC, as the case may be, and an indenture trustee, and the Certificates will be issued pursuant to a Trust Agreement.

     In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and Certificates and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the form of Indenture (including the form of Notes included as exhibits thereto), the


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     Mayer, Brown, Rowe & Maw is a U.S. General Partnership. We operate in combination with our associated English partnership in the offices listed above.

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MAYER, BROWN, ROWE & MAW


Capital One Auto Receivables, LLC
June 27, 2003
Page 2

form of Trust Agreement (including the form of Certificate included as an exhibit thereto), the form of LLC Agreement and the form of Purchase Agreement (each, a "Purchase Agreement") between the Company and Capital One Auto Finance, Inc. (collectively, the "Operative Documents").

     Based on and subject to the foregoing, we are of the opinion that, with respect to the Certificates and/or Notes, when such Securities have been duly executed and issued by the related Trust or LLC and authenticated by the Owner Trustee with respect to Certificates or the Indenture Trustee with respect to Notes, as applicable, and sold by the Company or by the Trust or LLC, at the direction of the Company, as applicable, and payment of the agreed consideration for such Securities shall have been received by the Trust or LLC, all in accordance with the terms and conditions of the related Operative Documents and a definitive purchase, underwriting or similar agreement with respect to such Securities and in the manner described in the Registration Statement:

     (i) such Certificates will have been duly authorized by all necessary action of the Trust and will be legally issued, fully paid and nonassessable; and

     (ii) such Notes will have been duly authorized by all necessary action of the Trust or LLC and will be legally issued and binding obligations of the Trust or LLC and entitled to the benefits afforded by the related Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

     Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York and the State of Delaware. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein without admitting we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or this exhibit.

                                                   Very truly yours,


                                                   /s/ Mayer, Brown, Rowe & Maw

                                                   MAYER, BROWN, ROWE & MAW

SML/JVG/CBH